UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORBITZ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5337455
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

500W. Madison Street Suite 1000 Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.       ☐

Securities Act registration statement file number to which this form relates: 333-142797

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock,	New York Stock Exchange, Inc.
par value $0.01 per share

Securities Act registration statement file number to which this form relates: 333-142797

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

Orbitz Worldwide, Inc. is registering shares of its common stock, $0.01 par value per share (the “Common Stock”), pursuant to a registration statement on Form S-1 (File No. 333-142797), originally filed with the Securities and Exchange Commission on May 10, 2007 (as subsequently amended, the “Registration Statement”). The description of the Common Stock, to be registered hereunder, is set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). Any such prospectus filed pursuant to Rule 424(b) under the Securities Act is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this form.

Item 2.    Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Orbitz Worldwide, Inc
(Registrant)

Dated: July 16, 2007	By:	/s/ James P. Shaughnessy
Name: James P. Shaughnessy
Title: General Counsel